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                                   UNITED STATES

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                                 _________________

                                     FORM 8-A/A

                           POST-EFFECTIVE AMENDMENT NO. 1

                        FOR REGISTRATION OF CERTAIN CLASSES
                  OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

                                   MAGNETEK, INC.
               (Exact name of registrant as specified in its charter)


               DELAWARE                              95-3917584
(State of incorporation or organization)          (I.R.S. Employer
                                                  Identification No.)


     26 CENTURY BOULEVARD
     NASHVILLE, TENNESSEE                              37241
(Address of principal executive offices)            (zip code)


         SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

     TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                     EACH CLASS IS TO BE REGISTERED

     Preferred Stock Purchase Rights         New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates: 1-10233 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

________________________________________________________________________________
                                  (Title of Class)

________________________________________________________________________________
                                  (Title of Class)

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          The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Application for Registration on Form 8-A dated March 14, 1997 as set forth in the pages attached hereto:

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The Board of Directors of MagneTek, Inc., a Delaware corporation (the "Company") adopted the amendment and restatement of the Company's existing rights plan (the "Rights Plan") which is set out in full in the Rights Agreement dated as of March 4, 1997 between the Company and The Bank of New York, as amended and restated as of February 2, 2000 (the "Rights Agreement").

          The purpose of the amendment is to enable the Company to continue to have in place the protection afforded by a rights plan beyond the expiry of the Rights Plan (March 3, 2000). The amendment extends that termination date to March 3, 2002 and makes other amendments to conform to current legal requirements.

ITEM 2.   EXHIBITS

          1. Rights Agreement dated as of March 4, 1997 between the Company and The Bank of New York, as Rights Agent, as amended and restated as of February 2, 2000.

          2. Press release dated February 9, 2000 (previously filed with Form 8-K dated February 29, 2000 and incorporated herein by this reference).

                                      2

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                                      SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed by on its behalf by the undersigned, thereto duly authorized.

                                   MAGNETEK, INC.


Dated:  March 7, 2000              By:  /s/ Samuel A. Miley
                                      -----------------------------------
                                        Samuel A. Miley, Vice President,
                                        General Counsel and Secretary